Exhibit 99.1

March 3, 2023

SmartStop Self Storage REIT, Inc. Reports Fourth Quarter 2022 Results

LADERA RANCH, CA – March 3, 2023 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company, announced its overall results for the three and twelve months ended December 31, 2022.

“The fourth quarter capped off another exceptional year for SmartStop,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Coming off of a record year of growth in 2021, which saw the highest level of same-store NOI growth in our Company’s history, we posted 16.5% same-store NOI growth in 2022. Likewise, our Managed REIT Platform continues to provide us with attractive returns, as assets under management for our two Managed REITs increased by approximately $287 million over the course of 2022 and fees increased by approximately 379%. These results and the value creation demonstrated in our updated NAV substantiate the investments we’ve made in our platform, technology and people. We are grateful for the remarkable team that’s worked tirelessly to build SmartStop to the company it is today.”

Three Months Ended December 31, 2022 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $1.3 million. This represents an improvement of approximately $8.1 million when compared to the same period in 2021. Net loss per Class A and Class T shares (diluted) was $0.01, an improvement of $0.10 when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $53.4 million, an increase of approximately $9.1 million when compared to the same period in 2021.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $15.8 million, an increase of approximately $0.9 million when compared to the same period in 2021.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.14, a decrease of $0.02 when compared to the same period in 2021.
•
Same-store revenues, expenses and net operating income (“NOI”) increased by 8.2%, 7.9% and 8.4%, respectively, compared to the same period in 2021.
•
Same-store average physical occupancy decreased by 2.1% to 93.3% compared to the same period in 2021.
•
Same-store annualized rent per occupied square foot was approximately $19.64, an increase of approximately $1.98 when compared to the same period in 2021.

Twelve Months Ended December 31, 2022 Financial Highlights:

•
Net income attributable to common stockholders was approximately $6.3 million. This represents an improvement of approximately $35.7 million when compared to the same period in 2021. Net income per Class A and Class T shares (diluted) was $0.07, an improvement of $0.44, when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $200.2 million, an increase of approximately $42.0 million when compared to the same period in 2021.
•
FFO, as adjusted (attributable to common stockholders and OP unit holders), was approximately $66.3 million, an increase of approximately $22.6 million when compared to the same period in 2021.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.64, an increase of $0.15 when compared to the same period in 2021.

•
Same-store revenues, expenses and NOI increased by 12.9%, 4.9% and 16.5%, respectively, compared to the same period in 2021.
•
Same-store average physical occupancy decreased by 0.5% to 94.6% compared to the same period in 2021.
•
Same-store annualized rent per occupied square foot was approximately $18.79, which represented an increase of approximately $2.33 when compared to the same period in 2021.

External Growth

During the quarter, the Company completed the development of a facility located in the town of Aurora in the Greater Toronto Area of Ontario. Subsequent to quarter end, the Company completed the development of a facility located in Brampton, Ontario, Canada.

Managed REIT Platform Update

SmartStop serves as the sponsor of Strategic Storage Growth Trust III, Inc. (“SSGT III”) and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives advisory fees and property management fees from the Managed REITs, which had a combined portfolio of 18 operating properties and approximately 13,700 units and 1.7 million rentable square feet at quarter end. During the quarter, assets under management for the Managed REITs increased by $67.9 million to approximately $378.9 million. Subsequent to year end, the combined portfolio owned by the Managed REITs increased by two properties.

Additionally, SmartStop periodically makes debt investments in the Managed REITs in the form of mezzanine loans and preferred limited partnership interests in the operating partnerships of the respective Managed REITs. As of December 31, 2022, there was $35.0 million outstanding on a mezzanine loan from SmartStop to the operating partnership of SST VI, and $17.5 million outstanding on a mezzanine loan from SmartStop to the operating partnership of SSGT III. Subsequent to December 31, 2022, on January 30, 2023, SST VI borrowed an additional $15.0 million on the SST VI Mezzanine Loan. Additionally, on January 30, 2023, SmartStop invested $15.0 million in preferred limited partnership interests in SST VI OP. On January 26, 2023, SSGT III fully repaid the $17.5 million outstanding principal on the SSGT III Mezzanine Loan, plus accrued interest.

Declared Distributions

On December 20, 2022, SmartStop’s board of directors declared a distribution rate for the month of January 2023 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on SmartStop’s books at the close of business on each day of the period commencing on January 1, 2023 and ending January 31, 2023. On January 25, 2023, SmartStop’s board of directors declared a distribution rate for the month of February 2023 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on February 1, 2023 and ending February 28, 2023. On February 24, 2023, our board of directors declared a distribution rate for the month of March 2023 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on March 1, 2023 and ending March 31, 2023. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

www.investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Real estate facilities:
Land	$420,522,591	$397,508,081
Buildings	1,377,311,421	1,117,204,944
Site improvements	89,371,633	78,910,603
	1,887,205,645	1,593,623,628
Accumulated depreciation	(202,682,688)	(155,926,875)
	1,684,522,957	1,437,696,753
Construction in process	4,490,926	1,799,004
Real estate facilities, net	1,689,013,883	1,439,495,757
Cash and cash equivalents	39,486,588	37,254,226
Restricted cash	6,551,803	7,432,135
Investments in unconsolidated real estate ventures	28,522,082	18,943,284
Investments in and advances to Managed REITs	62,371,167	12,404,380
Other assets, net	34,131,543	15,423,508
Intangible assets, net of accumulated amortization	15,553,303	14,337,820
Trademarks, net of accumulated amortization	15,911,765	16,052,941
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,031,922	3,305,394
Total assets	$1,947,217,387	$1,618,292,776
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,068,371,956	$873,866,855
Accounts payable and accrued liabilities	28,151,741	22,693,941
Due to affiliates	409,730	584,291
Distributions payable	9,324,453	8,360,420
Contingent earnout	—	30,000,000
Deferred tax liabilities	6,205,620	7,719,098
Total liabilities	1,112,463,500	943,224,605
Commitments and contingencies
Redeemable common stock	76,578,073	71,334,675
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively, with aggregate liquidation preferences of $203,150,685 and $203,150,685 at December 31, 2022 and December 31, 2021, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,853,454 and 77,057,743 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	88,853	77,058
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,085,550 and 8,056,198 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	8,085	8,056
Additional paid-in capital	894,283,954	724,739,872
Distributions	(266,151,517)	(210,964,464)
Accumulated deficit	(164,524,595)	(170,846,475)
Accumulated other comprehensive income (loss)	3,654,682	(279,975)
Total SmartStop Self Storage REIT, Inc. equity	467,359,462	342,734,072
Noncontrolling interests in our Operating Partnership	94,405,766	64,632,417
Other noncontrolling interests	54,479	10,900
Total noncontrolling interests	94,460,245	64,643,317
Total equity	561,819,707	407,377,389
Total liabilities, temporary equity and equity	$1,947,217,387	$1,618,292,776

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Self storage rental revenue	$51,198,370	$42,306,574	$191,749,578	$150,610,337
Ancillary operating revenue	2,162,953	1,960,715	8,445,803	7,552,597
Managed REIT Platform revenue	1,941,762	1,713,910	7,819,216	6,322,970
Reimbursable costs from Managed REITs	1,114,011	1,028,454	4,628,497	4,278,667
Total revenues	56,417,096	47,009,653	212,643,094	168,764,571
Operating expenses:
Property operating expenses	15,710,535	12,711,216	58,437,110	48,127,657
Managed REIT Platform expenses	752,580	227,430	2,485,290	1,451,166
Reimbursable costs from Managed REITs	1,114,011	1,028,454	4,628,497	4,278,667
General and administrative	7,139,430	6,467,944	28,253,905	23,265,196
Depreciation	13,262,671	10,911,341	49,417,679	40,946,406
Intangible amortization expense	1,978,063	3,798,241	15,200,854	12,422,205
Acquisition expenses	107,325	386,755	888,009	934,838
Contingent earnout adjustment	—	9,400,000	1,514,447	12,619,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	2,049,682	8,389,573
Total operating expenses	40,064,615	44,931,381	162,875,473	152,435,452
Gain on equity interests upon acquisition	—	—	16,101,237	—
Gain on sale of real estate	—	—	—	178,631
Income (loss) from operations	16,352,481	2,078,272	65,868,858	16,507,750
Other income (expense):
Interest expense	(13,330,885)	(8,062,969)	(41,511,911)	(33,383,604)
Net loss on extinguishment of debt	—	—	(2,393,475)	(2,444,788)
Other, net	(1,033,792)	(754,946)	(848,805)	(2,055,351)
Income tax (expense) benefit	152,543	(270,013)	554,785	1,811,275
Net income (loss)	2,140,347	(7,009,656)	21,669,452	(19,564,718)
Net (income) loss attributable to noncontrolling interests	(319,562)	759,715	(2,847,572)	2,663,123
Less: Distributions to preferred stockholders	(3,150,685)	(3,150,685)	(12,500,000)	(12,500,000)
Net income (loss) attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(1,329,900)	$(9,400,626)	$6,321,880	$(29,401,595)
Net income (loss) per Class A & Class T share – basic	$(0.01)	$(0.11)	$0.07	$(0.37)
Net income (loss) per Class A & Class T share – diluted	$(0.01)	$(0.11)	$0.07	$(0.37)
Weighted average Class A shares outstanding – basic	88,701,852	76,707,037	83,857,222	71,454,798
Weighted average Class A shares outstanding – diluted	88,701,852	76,707,037	83,974,488	71,454,798
Weighted average Class T shares outstanding – basic	8,085,550	8,040,965	8,081,950	7,983,576
Weighted average Class T shares outstanding – diluted	8,085,550	8,040,965	8,081,950	7,983,576

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) (attributable to common stockholders)	$(1,329,900)	$(9,400,626)	$6,321,880	$(29,401,595)
Add:
Depreciation of real estate	12,979,960	10,703,195	48,400,073	40,158,233
Amortization of real estate related intangible assets	1,905,164	3,557,310	14,628,068	11,030,316
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	465,430	267,602	1,535,416	754,831
Deduct:
Gain on deconsolidation	—	—	—	(169,533)
Gain on sale of real estate	—	—	—	(178,631)
Gain on equity interests upon acquisition (1)	—	—	(16,101,237)	—
Adjustment for noncontrolling interests in our Operating Partnership (2)	(1,765,123)	(1,565,512)	(5,279,214)	(5,727,520)
FFO (attributable to common stockholders)	12,255,531	3,561,969	49,504,986	16,466,101
Other Adjustments:
Intangible amortization expense - contracts (3)	72,899	240,931	572,786	1,391,889
Acquisition expenses (4)	107,325	386,755	888,009	934,838
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	26,504	75,222	149,094	210,377
Casualty loss due to hurricane (5)	311,326	—	661,326	—
Contingent earnout adjustment (6)	—	9,400,000	1,514,447	12,619,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	2,049,682	8,389,573
Accretion of fair market value of secured debt	3,230	(18,598)	(35,738)	(110,942)
Net loss on extinguishment of debt (7)	—	—	2,393,475	2,444,788
Foreign currency and interest rate derivative (gains) losses, net (8)	806,835	255,970	75,030	366,849
Offering related expenses (9)	319,942	—	1,802,945	—
Adjustment of deferred tax liabilities (3)	(157,981)	194,819	(1,073,317)	(2,025,869)
Adjustment for noncontrolling interests in our Operating Partnership (2)	(171,341)	(1,134,148)	(1,017,068)	(2,720,691)
FFO, as adjusted (attributable to common stockholders)	$13,574,270	$12,962,920	$57,485,657	$37,966,657

(1) This gain relates to recording the fair value of our preexisting equity interests in SSGT II as a result of our acquisition of control in the SSGT II Merger.

(2) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(3) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.

(4) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(5) Such casualty losses relate to Hurricane Ian, which occurred in September 2022.

(6) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.

(7) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(8) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(9) Such costs relate to our filing of an S-11 registration statement and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO SHARES AND OP UNITS OUTSTANDING – DILUTED

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2022	2021	2022	2021
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$12,255,531	$3,561,969	$49,504,986	$16,466,101
Net income (loss) attributable to the noncontrolling interests	246,111	(759,715)	2,536,297	(2,663,123)
Adjustment for noncontrolling interests (1)	1,765,123	1,565,512	5,279,214	5,727,520
FFO (attributable to common stockholders and OP unit holders)	$14,266,765	$4,367,766	$57,320,497	$19,530,498
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$13,574,270	$12,962,920	$57,485,657	$37,966,657
Net loss attributable to noncontrolling interests in our OP	246,111	(759,715)	2,536,297	(2,663,123)
Adjustment for noncontrolling interests	1,936,464	2,699,660	6,296,282	8,448,211
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$15,756,845	$14,902,865	$66,318,236	$43,751,745

Weighted average Class A & T shares outstanding – basic	96,787,402	84,748,002	91,939,172	79,438,374
Weighted average OP units outstanding	12,597,034	10,271,642	11,667,696	10,097,549
Weighted average other dilutive securities	567,910	489,477	510,121	284,820
Weighted average shares & OP units outstanding – diluted(2)	109,952,346	95,509,121	104,116,989	89,820,743
FFO, as adjusted per share & OP unit outstanding – diluted	$0.14	$0.16	$0.64	$0.49

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units for the period prior to their conversion into Class A-1 OP Units, which was contingent on growth in assets under management or other contingent events.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Three Months Ended December 31, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the three months ended December 31, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Revenue (1)	$35,767,259	$33,042,552	8.2%	$15,671,783	$9,497,072	N/M	$51,439,042	$42,539,624	20.9%
Property operating expenses (2)	10,383,874	9,625,845	7.9%	5,326,661	3,085,371	N/M	15,710,535	12,711,216	23.6%
Net operating income	$25,383,385	$23,416,707	8.4%	$10,345,122	$6,411,701	N/M	$35,728,507	$29,828,408	19.8%
Number of facilities	109	109		44	29		153	138
Rentable square feet (3)	8,036,285	8,034,200		3,758,445	2,546,600		11,794,730	10,580,800
Average physical occupancy (4)	93.3%	95.4%	-2.1%	N/M	N/M		92.7%	94.0%
Annualized rent per occupied square foot (5)	$19.64	$17.66	11.2%	N/M	N/M		$19.45	$17.70

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of December 31, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $2.7 million, or approximately 8.2%, for the three months ended December 31, 2022 compared to the three months ended December 31, 2021 due to higher annualized rent per occupied square foot, partially offset by an approximately 2% decrease in average occupancy.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended December 31,
	2022	2021
Net income (loss)	$2,140,347	$(7,009,656)
Adjusted to exclude:
Tenant Protection Program revenue (1)	(1,922,281)	(1,727,665)
Managed REIT Platform revenue	(1,941,762)	(1,713,910)
Managed REIT Platform expenses	752,580	227,430
General and administrative	7,139,430	6,467,944
Depreciation	13,262,671	10,911,341
Intangible amortization expense	1,978,063	3,798,241
Acquisition expenses	107,325	386,755
Contingent earnout adjustment	—	9,400,000
Interest expense	13,330,885	8,062,969
Income tax expense (benefit)	(152,543)	270,013
Other	1,033,792	754,946
Total net operating income	$35,728,507	$29,828,408

(1) Approximately $1.3 million and $1.3 million of Tenant Protection Program revenue was earned at same-store facilities during the three months ended December 31, 2022 and 2021, respectively, with the remaining approximately $0.6 million and $0.4 million earned at non same-store facilities during the three months ended December 31, 2022 and 2021, respectively.

Same-Store Facility Results - Years Ended December 31, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the years ended December 31, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021 (6)	% Change	2022	2021	% Change
Revenue (1)	$139,627,497	$123,648,929	12.9%	$53,111,936	$27,993,360	N/M	$192,739,433	$151,642,289	27.1%
Property operating expenses (2)	$40,085,421	38,195,089	4.9%	$18,351,689	9,932,568	N/M	58,437,110	48,127,657	21.4%
Net operating income	$99,542,076	$85,453,840	16.5%	$34,760,247	$18,060,792	N/M	$134,302,323	$103,514,632	29.7%
Number of facilities	109	109		44	30		153	139
Rentable square feet (3)	8,036,285	8,034,200		3,758,445	2,630,800		11,794,730	10,665,000
Average physical occupancy (4)	94.6%	95.1%	-0.5%	N/M	N/M		94.0%	94.3%
Annualized rent per occupied square foot (5)	$18.79	$16.46	14.2%	N/M	N/M		$18.58	$16.30

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.
(3)
Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of December 31, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.
(6)
Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated for approximately three months in 2021.

SmartStop’s same-store revenue increased by approximately $16.0 million for the year ended December 31, 2022 compared to the year ended December 31, 2021 due to higher annualized rent per occupied square foot.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Year Ended December 31,
	2022	2021
Net income (loss)	$21,669,452	$(19,564,718)
Adjusted to exclude:
Tenant Protection Program revenue (1)	(7,455,948)	(6,520,645)
Managed REIT Platform revenue	(7,819,216)	(6,322,970)
Managed REIT Platform expenses	2,485,290	1,451,166
General and administrative	28,253,905	23,265,196
Depreciation	49,417,679	40,946,406
Intangible amortization expense	15,200,854	12,422,205
Acquisition expenses	888,009	934,838
Contingent earnout adjustment	1,514,447	12,619,744
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	8,389,573
Gain on equity interest upon consolidation	(16,101,237)	—
Gain on sale of real estate	—	(178,631)
Interest expense	41,511,911	33,383,604
Net loss on extinguishment of debt	2,393,475	2,444,788
Income tax expense (benefit)	(554,785)	(1,811,275)
Other	848,805	2,055,351
Total net operating income	$134,302,323	$103,514,632

(1) Approximately $5.4 million and $5.3 million of Tenant Protection Program revenue was earned at same store facilities during the years ended December 31, 2022 and 2021, respectively, with the remaining approximately $2.1 million and $1.2 million earned at non same-store facilities during the years ended December 31, 2022 and 2021, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2022, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 450 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. As of March 3rd, 2023, SmartStop has an owned or managed portfolio of 182 properties in 22 states and Canada, comprising approximately 125,800 units and 14.5 million rentable square feet. SmartStop and its affiliates own or manage 25 operating self storage properties in Canada, which total approximately 21,450 units and 2.2 million rentable square feet. Additional information regarding SmartStop is available at investors.smartstopselfstorage.com.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to recent mergers, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of recent mergers in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through recent mergers; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.